Exhibit 6

THIS FUND DISPOSITION AGREEMENT (this “Agreement”) is made as of July 12, 2017, between Apollo Management VII, L.P. (the “Investor”), Morgan Stanley Senior Funding, Inc., as Administrative Agent under the Loan Agreement (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), Morgan Stanley Bank, N.A. (“Morgan Stanley”), Loomis, Sayles & Company, L.P. (“Loomis”), North Haven Credit Partners II L.P. (“North Haven”), and Scoggin International Fund LTD (“Scoggin”, together with Morgan Stanley, Loomis and North Haven, the “Lenders” under the Loan Agreement) and Exela Technologies, Inc. (the “Issuer”).

WHEREAS, Quinpario Acquisition Corp. 2, Quinpario Merger Sub I, Inc., Quinpario Merger Sub II, Inc., Novitex Holdings, Inc., SourceHOV Holdings, Inc., Novitex Parent, L.P., HOVS LLC and HandsOn Fund 4 I, LLC entered into that certain Business Combination Agreement, dated as of February 21, 2017, as amended by that certain Consent, Waiver and Amendment to the Business Combination Agreement dated as of June 15, 2017 (as amended, the “Business Combination Agreement”);

WHEREAS, Novitex Parent, L.P. is controlled by certain funds managed by affiliates of the Investor;

WHEREAS, in connection with the Business Combination Agreement, the Administrative Agent, Morgan Stanley & Co. LLC, as Calculation Agent, Ex-Sigma 2 LLC, a Delaware limited liability company, as Borrower (“Borrower”), and the Lenders entered into a Margin Loan Agreement, dated as of July 12, 2017 (as amended, restated, amended and restated, modified or otherwise supplemented from time to time, the “Loan Agreement”); and

WHEREAS, the proceeds of loans advanced under the Loan Agreement will be used by the Borrower to acquire Reference Shares (as defined below) from the Issuer, and the Issuer will use such funds, along with other funds available to the Issuer, to finance the transactions entered into in connection with the Business Combination Agreement.

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.             Restrictions on Dispositions. At any time prior to the payment in full of all obligations under the Loan Agreement, the Investor shall not, and shall not permit any of its affiliated funds or Controlled Affiliates (as defined below) to, Dispose (as defined below) of any common shares, par value $0.0001 per share, of the Issuer (“Reference Shares”) or any securities convertible into, or exchangeable for, Reference Shares (together with the Reference Shares, the “Reference Securities”); provided, however, that distributions of the Reference Shares to the management and directors of Novitex Holdings, Inc. that are not employed by Investor or its affiliates, based on management’s and such directors’ equity ownership of Novitex Holdings, Inc., are permitted to the extent that such distributions do not exceed 4.5 million Reference Shares in the aggregate.  “Controlled Affiliate” means an affiliate with respect to which the Investor possesses, directly or indirectly, the power to direct or cause the direction of its management, investments or policies (including investment policies), whether through the ability to exercise voting power, by contract or otherwise. “Dispose” means any (i) offer, sale, issue, or contract to sell any Reference Securities, (ii) financing transaction secured by any Reference Securities, (iii) grant, occurrence or existence of any lien on any Reference Securities, (iv) contract to purchase or grant any option, right or warrant to purchase any Reference Securities, (v) swap, hedge or derivative transaction (including by means of a physically- or cash-settled derivative or otherwise) that transfers, in whole or in part, the economic consequences of ownership related to or secured by any Reference Securities or (vi) establishment or increase of any put equivalent position or liquidation or decrease of any call equivalent position on Reference Securities within the meaning of Section 16 of the Securities Exchange Act of 1934.

2.             Representations and Warranties of the Investor and the Issuer. Each of the Investor (on behalf of itself and with respect to its Controlled Affiliates) and the Issuer (solely on behalf of itself) represents and warrants to the Administrative Agent and to the Lenders on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance does not violate or conflict with any provision of its constitutional documents or the constitutional documents of the Controlled Affiliates and does not in any material respect violate or conflict with any law applicable to it or the Controlled Affiliates, any order or judgment of any court or other agency of government applicable to it or any of its assets (or to the Controlled Affiliates or any of their assets) or any contractual restriction binding on or affecting it or any of its assets (or the Controlled Affiliates or any of their assets);

(c) any governmental and other consents that are required to have been obtained by it or the Controlled Affiliates with respect to this Agreement have been obtained and are in full force and effect and any conditions of any such consents have been complied with; and

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

3.             Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

4.             Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

5.             Jurisdiction. Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State, County and City of New York, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment relating to this Agreement, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

6.             Waiver Of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

7.             Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation,

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parties that subsequently become lenders under the Loan Agreement). This Agreement may be enforced by each Lender (or its successor or assign), and the Administrative Agent, on behalf of the Lenders (and their respective successors and assigns).

8.             Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Delivery by email or facsimile to counsel for the other parties hereto of a counterpart executed by a party hereto shall be deemed to meet the requirements of the previous sentence.

9.             Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

10.          Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement the day and the year first above written.

APOLLO MANAGEMENT VII, L.P., as Investor

By:
Name:
Title:

[Signature Page to Fund Disposition Agreement]

EXELA TECHNOLOGIES, INC., as Issuer

By:
Name:
Title:

[Signature Page to Fund Disposition Agreement]

Confirmed and agreed as of the date first written above:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

MORGAN STANLEY BANK N.A., as a Lender

By:
Name:
Title:

LOOMIS, SAYLES & COMPANY, L.P., as a Lender

By: Loomis, Sayles & Company, Incorporated
Its General Partner

By:
Name:
Title:

NORTH HAVEN CREDIT PARTNERS II L.P., as a Lender

By: MS Credit Partners II GP L.P., its general partner
By: MS Credit Partners II GP Inc., its general partner

By:
Name:
Title:

SCOGGIN INTERNATIONAL FUND LTD, as a Lender

By:
Name:
Title:

[Signature Page to Fund Disposition Agreement]